EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

REGAN HOLDING CORP.

FORM 10-Q FOR THE SIX MONTHS ENDED JUNE 30, 2009

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer of Regan Holding Corp., a California corporation (the "Company"). I am delivering this certificate in connection with the Company’s quarterly report on Form 10-Q for the six months ended June  30, 2009, as amended by Amendment No. 1 on Form 10-Q/A,  ("Form 10-Q").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 16, 2009

By: /s/ Lynda L. Pitts

Lynda L. Pitts

Chief Executive Officer

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Regan Holding Corp. and will be retained by Regan Holding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.